Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Andrew Zaref
(212) 373-5311
WESTWOOD ONE, INC. REPORTS OPERATING RESULTS FOR THE
FULL-YEAR AND FOURTH QUARTER 2005
     New York, NY — February 24, 2006 – Westwood One, Inc. (NYSE: WON) announced today that revenues for the full year 2005 were $557.8 million compared with $562.2 million in 2004, a decrease of 0.8%. The decrease in revenues is primarily attributable to non-comparable revenues associated with the Company’s exclusive 2004 Summer Olympic broadcast. For the full year 2005, the Company experienced a 2.2% decline in revenues derived from national commercial advertisements and a 0.4% increase in revenues derived from local/regional advertisements. For the fourth quarter 2005, revenues declined 3.1% to $147.0 million, compared with $151.6 million in the fourth quarter of 2004. For the fourth quarter 2005, revenues from local/regional clients declined 10.4%. As previously disclosed regarding our local/regional business, the accelerated growth in advertising revenues that occurred within the fourth quarter of 2004 did not materialize during the fourth quarter of 2005 as initially anticipated. Revenues derived from national sources increased 5.7% as a result of increased demand for sponsorships and products particularly in the sports category.
     Full year operating income was $155.3 million in 2005 versus $165.6 million in 2004. The decrease in operating income was primarily attributable to the marginal decline in revenue and an increase in costs associated with incremental amortization expenses attributed to warrants issued with regard to our Management Agreement with CBS Radio Inc. (previously Infinity Broadcasting Corporation), increased programming costs, and higher corporate governance related expenses, partially offset by lower distribution costs and non-comparable costs associated with our exclusive broadcast of the 2004 Summer Olympic games.
     Operating income for the fourth quarter of 2005 was $44.3 million compared with $51.1 million in 2004’s fourth quarter reflecting a decline in revenue as well as increased programming costs offset by a decrease in corporate and administrative costs.
     Net income for the full year 2005 was $84.7 million ($.93 per basic and $.93 per diluted share) compared with $95.5 million ($.98 per basic and $.97 per diluted share) in 2004. Net income for the fourth quarter of 2005 was $24.0 million ($.27 per basic and diluted share) compared with $29.6 million ($.31 per basic and diluted share) in the same 2004 period.
     Capital expenditures for 2005 were approximately $4.5 million, compared with $5.9 million in 2004. For the fourth quarter of 2005, capital expenditures were $1.6 million, compared with $0.9 million in the comparable 2004 period.

     Weighted average fully diluted shares outstanding for the year and fourth quarter of 2005 decreased approximately 7.1% and 7.4%, respectively, due principally to the Company’s stock repurchase program. The Company repurchased approximately 8.0 million shares of the Company’s Common Stock for approximately $160.6 million in 2005.
     Non-GAAP(1) free cash flow for the full year 2005 was $101.0 ($1.10 per diluted share) million compared with $108.1 ($1.10 per diluted share) million in 2004. Non-GAAP free cash flow for the fourth quarter was $27.6 million compared with $34.1 million in the same 2004 period. On a Non-GAAP per diluted share basis, free cash flow per share for the fourth quarter 2005 decreased to $.31 from $.36.
     The Company also announced the declaration of a previously authorized cash dividend of $.10 per share for all issued and outstanding common stock, payable February 28, 2006 to stockholders of record at the close of business on February 17, 2006. Further declarations of dividends, including the establishment of record and payment dates related to dividends, will be at the discretion of the Company’s Board of Directors.
First Quarter 2006 Outlook
     The Company has embarked on several strategies to expand and improve its products and services despite the near term challenges of the marketplace. For the first quarter of 2006, the Company expects high single to low double digit declines in revenue and, in connection with its re-investment strategies, double digit increases in operating expenses, resulting in double digit declines in operating income before depreciation and amortization. The Company’s outlook does not consider the impact of the non-cash compensation charges which will result from the required adoption of the new accounting standards surrounding equity based compensation.
About Westwood One
     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One, Inc. is managed by CBS Radio Inc. (previously Infinity Broadcasting Corporation), a wholly-owned subsidiary of CBS Corporation.
     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “expect,” “anticipate,” “estimates” and “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to

(1) All Non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both generally and relative to the broadcasting industry); advertiser spending patterns, including the notion that orders are being placed in close proximity to air, limiting visibility of demand; changes in the level of competition for advertising dollars; technological changes and innovations; fluctuations in programming costs; shifts in population and other demographics; changes in labor conditions; and changes in governmental regulations and policies and actions of federal and state regulatory bodies. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
     The following tables set forth the Company’s operating income before depreciation and amortization for the three month period and year ended December 31, 2005 and 2004. The Company defines “operating income before depreciation and amortization” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; interest expense and other; and depreciation and amortization. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled operating income before depreciation and amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or operating cash flow in prior disclosures.
     The Company uses operating income before depreciation and amortization, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
     Since operating income before depreciation and amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating income before depreciation and amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As operating income before depreciation and amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of operating income before depreciation and amortization to net income, the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating income before depreciation and amortization	$49.5	$56.5	$176.1	$184.0
Depreciation and amortization	5.2	5.4	20.8	18.4

Operating income	44.3	51.1	155.3	165.6
Interest expense and other	4.6	2.5	16.9	11.0

Income before income taxes	39.7	48.6	138.4	154.6
Income taxes	15.7	19.0	53.7	59.1

Net income	$24.0	$29.6	$84.7	$95.5

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the Company’s cash available to service debt and the Company’s ability to make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company’s ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average shares outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average shares outstanding.
     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In millions except per share amounts)
The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net Cash Provided by Operating Activities	$9.1	$19.7	$119.1	$127.9
Plus (Minus)
Changes in Assets and Liabilities
Accounts Receivable	12.8	18.8	(6.8)	7.1
Prepaid & Other Assets	1.0	1.1	6.7	(1.9)
Deferred Revenue	1.1	(2.4)	5.2	(2.0)
Income Taxes Payable	(4.7)	(9.3)	(17.2)	(17.3)
Accounts Payable and Accrued and Other Liabilities	8.1	4.5	(3.8)	3.5
Amounts Payable to Related Parties	(1.9)	2.5	(0.9)	(1.6)
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Deferred Taxes	3.0	0.6	2.9	(0.6)
Non-cash Stock Compensation	(0.2)	(0.4)	(0.4)	(0.4)
Gain on Sale of Property	1.0	—	1.0	—
Amortization of Deferred Financing Costs	(0.1)	(0.1)	(0.3)	(0.7)
Capital Expenditures	(1.6)	(0.9)	(4.5)	(5.9)

Free Cash Flow	$27.6	$34.1	$101.0	$108.1

Fully Diluted Weighted Average Shares Outstanding	88,615	95,732	91,488	98,454

Free Cash Flow per Fully Diluted Weighted
Average Shares Outstanding	$.31	$.36	$1.10	$1.10

WESTWOOD ONE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

NET REVENUES	$146,983	$151,631	$557,830	$562,246

Operating Costs	95,382	92,215	372,277	369,634
Depreciation and Amortization	5,229	5,355	20,826	18,429
Corporate General and Administrative Expenses	2,051	2,953	9,463	8,606

	102,662	100,523	402,566	396,669

OPERATING INCOME	44,321	51,108	155,264	165,577
Interest Expense	5,689	3,383	18,315	11,911
Other (Income) Expense	(1,121)	(834)	(1,440)	(948)

INCOME BEFORE INCOME TAXES	39,753	48,559	138,389	154,614
INCOME TAXES	15,716	18,958	53,706	59,124

NET INCOME	$24,037	$29,601	$84,683	$95,490

EARNINGS PER SHARE:
BASIC	$0.27	$0.31	$0.93	$0.98

DILUTED	$0.27	$0.31	$0.93	$0.97

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	88,239	95,063	91,006	97,117

DILUTED	88,615	95,732	91,488	98,454

WESTWOOD ONE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,	December 31,
	2005	2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,399	$10,932
Accounts receivable, net of allowance for doubtful accounts of $2,797 (2005) and $2,566 (2004)	135,184	142,014
Prepaid and other assets	26,662	21,400

Total Current Assets	172,245	174,346
PROPERTY AND EQUIPMENT, NET	41,166	47,397
GOODWILL	982,219	981,969
INTANGIBLE ASSETS, NET	5,007	6,176
OTHER ASSETS	30,240	36,391

TOTAL ASSETS	$1,230,877	$1,246,279

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,044	$13,135
Amounts payable to related parties	21,192	20,274
Deferred revenue	9,086	14,258
Income taxes payable	21,861	5,211
Accrued expenses and other liabilities	32,968	28,463

Total Current Liabilities	100,151	81,341
LONG-TERM DEBT	427,514	359,439
DEFERRED INCOME TAXES	10,619	12,541
OTHER LIABILITIES	7,952	8,465

TOTAL LIABILITIES	546,236	461,786

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Preferred stock: authorized 10,000,000 shares, none outstanding	—	—
Common stock, $.01 par value: authorized, 252,751,250 shares; issued and outstanding, 86,673,821 (2005) and 94,353,675 (2004)	867	944
Class B stock, $.01 par value: authorized, 3,000,000 shares: issued and outstanding, 291,796 (2005 and 2004)	3	3
Additional paid-in capital	211,610	369,036
Accumulated earnings	472,161	414,510

TOTAL SHAREHOLDERS’ EQUITY	684,641	784,493

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,230,877	$1,246,279

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING THE IMPLEMENTATION OF FAS 123R
(in millions, unaudited)
     Effective January 1, 2006, the Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123R”). As provided in FAS 123R, the Company will restate prior year financial statement so that they are comparable to those of 2006. The accompanying schedules reflect the impact of the adoption and restatement, and thus have been prepared assuming the expensing of stock options for all periods presented. The accompanying schedules, therefore, should be used for analyzing the Company performance in 2006 as compared to 2005. It should be noted that the Company’s 2005 equity plan, beginning May 19, 2005, differs in various ways from previous plans including, but not limited to, a changes in the type of awards available. Such changes may impact future compensation charges as compared with the Company’s historical compensation charges as recorded in accordance with FAS 123R.

	THREE MONTHS ENDED
	March 31,		June 30,		September 30,		December 31,		Years Ended December 31,
	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005
Westwood One, Inc.
Net Revenues	$129,608	$134,082	$139,585	$141,837	$141,422	$134,928	$151,631	$146,983	$562,246	$557,830

Operating Costs	95,720	99,240	92,165	94,149	96,587	88,799	94,625	96,810	379,097	378,998
Depreciation and Amortization	3,154	5,256	4,956	5,147	4,964	5,194	5,355	5,229	18,429	20,826
Corporate General and Administrative	3,302	3,761	3,086	3,854	3,158	3,303	4,050	3,110	13,596	14,028

	102,176	108,257	100,207	103,150	104,709	97,296	104,030	105,149	411,122	413,852

Operating Income	27,432	25,825	39,378	38,687	36,713	37,632	47,601	41,834	151,124	143,978

Interest Expense	2,917	3,711	2,700	4,075	2,911	4,840	3,383	5,689	11,911	18,315
Other (Income) Expense	(40)	(60)	(33)	(126)	(41)	(133)	(834)	(1,121)	(948)	(1,440)

Income Before Income Taxes	24,555	22,174	36,711	34,738	33,843	32,925	45,052	37,266	140,161	127,103
Income Taxes	8,808	8,330	13,882	13,274	12,898	12,856	17,618	14,757	53,206	49,217

Net Income	$15,747	$13,844	$22,829	$21,464	$20,945	$20,069	$27,434	$22,509	$86,955	$77,886

Diluted Earnings per share:	$0.16	$0.15	$0.23	$0.23	$0.22	$0.22	$0.29	$0.25	$0.88	$0.85

Diluted Weighted Average Shares Outstanding	100,259	93,957	98,148	92,278	96,300	90,679	95,706	88,377	98,330	91,354

EBITDA	$30,586	$31,081	$44,334	$43,834	$41,677	$42,826	$52,966	$47,063	$169,553	$164,804

Free Cash Flow	$17,912	$18,297	$26,402	$25,772	$23,261	$24,016	$31,889	$26,102	$99,464	$94,187
Free Cash Flow Per Share	$0.18	$0.19	$0.27	$0.28	$0.24	$0.26	$0.33	$0.30	$1.01	$1.03